UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2021 (the “Closing Date”), uniQure N.V. (the “Company”) and certain of its affiliates entered into a Third Amended and Restated Loan and Security Agreement (the “Amendment”) with Hercules Capital, Inc. (“Hercules”) and the several banks and other financial institutions or entities from time to time parties thereto (collectively, the “Lender”), which amended and restated in its entirety the Second Amended and Restated Loan and Security Agreement, dated May 6, 2016, by and among the Company, Hercules and the Lenders (the “Loan Agreement”).

Pursuant to the Amendment, the Lenders agreed to refinance the existing term loans (the “2021 Term Loan”) under the Loan Agreement (of which a principal amount of $70 million was outstanding on the Closing Date), terminate the remaining availability of the $35 million under the Loan Agreement, and make available a new $100 million term loan facility (the “Term Loans”). The Company drew down $100 million on the Closing Date, $70 million of which was used to refinance the 2021 Term Loan. Advances under the Term Loans bear interest at a rate equal to the greater of (i) the sum of 7.95%, plus the prime rate minus three and one quarter of one percent (3.25%), or (ii) 7.95%. The principal balance and all accrued but unpaid interest on advances under the Term Loans is due on December 1, 2025. Advances under the Term Loans may be prepaid upon at least five (5) business days prior written notice. The Company may prepay all or part of the outstanding principal (but in an amount not less than $50 million or less if the applicable outstanding amount is less than $50,000,000 at the time of prepayment), together with a prepayment charge of 1.50%, if paid within the first twenty-four (24) months following the Closing Date.

The Company paid a $500,000 facility charge on the Closing Date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The foregoing description in Item 1.01 above regarding the Amendment is incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 8.01	Other Events

On December 16, 2021, the Company issued a press release announcing a clinical update on first patients in phase I/II clinical trial of AMT-130 gene therapy for the treatment of Huntington’s disease. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)            Exhibit

Exhibit No.	Description

99.1	Press Release of uniQure N.V. dated December 16, 2021 announcing a clinical update on first patients in phase I/II clinical trial of AMT-130 gene therapy for the treatment of Huntington’s disease.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: December 17, 2021	By:	/S/ CHRISTIAN KLEMT
Christian Klemt
Chief Financial Officer